Exhibit 23a1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (this "Registration Statement") of Fortune Brands, Inc. ("Registrant"), and the prospectus related hereto, of (a) our report dated January 22, 2002 relating to the consolidated financial statements, appearing in the 2001 Annual Report to Stockholders of Registrant, which is incorporated by reference in Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, (b) our report dated January 22, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K and (c) our report dated May 17, 2002 relating to the financial statements of the Future Brands Retirement Savings Plan, appearing in the Plan's Annual Report on Form 11-K for the year ended December 31, 2001.




PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March  11, 2003